Commission des valeurs mobilières du Québec

AGREEMENT OF PROFESSIONAL SERVICES

Number: CS- 77

This CONTRACT is made and entered to on the day of November 29* of 2003

BY

COMMISSION DES VALEURS MOBILIÈRES DU QUÉBEC,
public law artificial person instituted by the Securities Act, (L.R.Q., chapter V-l.l), its head office located at 800, Square Victoria, 22nd floor, Montréal (Québec) H4Z 1G3, represented hereby by Carmen Crépin, solicitor, in her capacity as représentative and duly authorized by law,

(hereinafter the "COMMISSION")

AND BETWEEN:

M AD A MULTIMÉDIA, supplier, operating from 800 Square Victoria, P.O. Box 594 Montréal (Québec) H4Z 1J8 represented hereby by Mr. Pierre Provost, in bis capacity of chief executive officer, and duly authorized,

(hereinafter the "SUPPLIER")

The parties agrée as follows :

1. Contract Objective

1.1 The COMMISSION hereby accepts the professional services of the SUPPLIER for the development of an interactive, online, and offline questionnaire game as specified in Appendix A of the présent agreement herewith, and the SUPPLIER agrées to carry out the assignments that will be entrusted to him by Mrs Pascale Grand, on behalf of the COMMISSION (hereinafter the "Services"). Should there be discrepancies between Appendix A and the présent agreement, the latter will prevail.

1.2 The SUPPLIER hereby agrées to use the most appropriate and reasonable techniques and resources in order to meet the requirements of die COMMISSION in accordance with die présent agreement.

2. Fee Schedule and Terms of Payment

2.1 The COMMISSION accepts the Services of the SUPPLIER provided the following detailed contract price:

Interactive multimédia application
Intégration and programming
Data consultation module	7 705$
Online offline application	6 705$

Sound and graphic design	15 560 $
Scénario	1 325$
Project management	3 500$
Administration	5 010$
Total for the multimédia application:	39 805 $

Background music option	1495$

HTML version option
Graphic design	1000$
Integration/programming	6 000$
Administration	700$
Total for the HTML version:	7 700$

Grand total:	49 000 $

- The COMMISSION will pay to the SUPPLIER the provided sums in accordance with the following terms :thirty percent (30%) after the signing by both parties of the présent agreement, forty-five percent (45%) upon delivery of the Beta version by the SUPPLIER, twenty-five percent (25%) after approval of the final version by the COMMISSION.

- The total maximum estimated cost of this agreement is forty-nine thousand dollars (49 000,00$). Any modification must be submitted as a proposal for approval by the COMMISSION or its représentative.

2.2 The SUPPLIER must submit to the Financial Resources Service of the COMMISSION a detailed bill showing, among other détails: the name(s) of the multimédia task(s) carried out, the présent agreement number, and its GST and QST numbers.

Upon vérification, the COMMISSION pays the owed amounts within thirty days following the receipt of the bill. The COMMISSION reserves the right to carry out vérification of previously settled reimbursement demands at a later date.

2.3 In accordance with Appendix A of the agreement protocol on fiscal reciprocity between the governments of Québec and Canada, the COMMISSION certifies that the services provided by the présent agreement are required by and paid for by the COMMISSION, for its own use, and as such are not subject to the Québec Sales Tax (QST) nor the Canadian Goods and Services Tax (GST).

2.4 In accordance with article 31.1.1 of the Law on the Ministère du Revenu (L.R.Q. c. M-31), when the SUPPLIER is indebted of an eligible amount under the terms of a tax law, the COMMISSION is required by the Ministère du Revenu to transmit to the latter all, or part of, the payable amount under the terms of the présent contract so that the Ministère du Revenu can affect ail or part of this amount to the payment of this debt.

3. Modifications

3.1 AU modifications of the Services will hâve to be accepted by the General Director -

Administration following the filing of an évaluation.

3.2 The SUPPLIER cannot replace one or more people identified under the heading "Team" of Appendix A without the approval of the General Director - Administration or her représentative.

4. Approvals

4.1 AU the Services rendered by the SUPPLIER will be prone to approval by the General Director - Administration or by the représentative whom she désignâtes for this purpose and the COMMISSION will pay the Fées of the necessary invoice under the terms of paragraph 2.2.

5. Right of Ownership

5.1 The SUPPLIER hereby yields and transposes to the COMMISSION any right of ownership, including the royalties, on any document or software products, of any nature, in written, magnetic or electronic form, that it will hâve prepared by carrying out the présent agreement.

6. Confidentiality

6.1 Subject to the law and of what is in addition public, any information or document which will be transmitted verbally or written to the SUPPLIER by the administrators, the members, the employées and the authorized représentatives of the COMMISSION, which the SUPPLIER will hâve acquired knowledge of within the framework of the réalisation of the présent contract or which will be prepared by the SUPPLIER, will remain strictly confidential (hereinafter the "Information"). The SUPPLIER will not be able, without the written and preliminary consent of the COMMISSION, to reveal in any way, ail or part of, or to use, directly or indirectly, for any purpose, the Information at any time, otherwise than for the means and purpose of the présent agreement.

6.2 The SUPPLIER must respect ail of the policies, as well as the directives and procédures emitted by the COMMISSION, in particular those in regards of information safety.

6.3 With regards to personal information, the SUPPLIER agrées that this information is to be used only in the réalisation of the présent contract and are not to be preserved beyond its due date.

7. Upkeeping of Obligations

7.1 The obligations provided in article 6 of this agreement will be considered to remain in force between the parties in the event of voluntary termination or non-voluntary termination of this agreement.

8. Contract Termination

8.1 In accordance with article 2125 of the civil code of Québec, the COMMISSION can terminate this contract at any time, if it deems it necessary.

8.2 If necessary, article 2129 of the civil code applies for ail work already carried out or in progress. Thus, the COMMISSION will pay, in proportion of the agreed price, the expenses and the current or engaged expenditure, the value of the work carried out before the end of the contract or the notice of termination, likewise, if necessary, the value of the provided goods when those can be given to him and can be used.. No other allowance will be paid, in particular, no compensation for the loss of all anticipated profits.

8.3 For its part, the SUPPLIER is held to refund the advances which he received in surplus of whatwas accomplished.

8.4 When the COMMISSION proceeds with the termination of the contract it will do so in accordance with article 9 of the présent agreement.

9. Notice

9.1 Any notice required under the terms of the présent contract must be put in writing and transmitted by messenger, registered mail, fax, e-mail or any other electronic mean that provides a recording on paper médium of the content of the notice, to the récipient whose address appears hereafter:

9.2 Any notice delivered under the terms of the présent agreement will be delivered or given to the following addresses:

9.2.1 As for the COMMISSION:

COMMISSION DES VALEURS MOBILIÈRES DU QUÉBEC
800, Square Victoria, 22nd floor
Montréal (Québec)
H4Z 1G3,
Fax : (514) 873-3090

E-mail : jean-francois.doutrelepont@cvmq.com

To the attention of Mr: Jean-François Doutrelepont

9.2.2 As for the SUPPLIER:

MADA MULTIMÉDIA
800 Square Victoria,
Montréal (Québec)
P.O. Box 594

E-mail : p.provost@code.qc.ca

To the attention of Mr: Pierre Provost

10. Transfer of Agreement

10.1 The SUPPLIER should neither yield nor transfer in any way his rights nor obligations under the terms of the présent agreement or delegate responsibilities provided by the présent agreement without the written consent of the COMMISSION or of his General Director -Administration.

11. Miscellaneous

11.1 This convention is governed by the laws in force in the province of Québec.

11.2 Any modification or renunciation of an unspecified provision of the présent agreement must be noted in writing and signed by each part and form an intégral part of it.

11.3 The titles and subtitles of the articles and paragraphs of présent agreement are inserted there only to facilitate reading and cannot be used to interpret them.

11.4 This agreement replaces and cancels any verbal or written agreement occurred between the parties with regards to the services aimed by this agreement, whose contents would be against the provisions of présent agreement.

11.5 Except upon application of article 8, this convention is authorized to be carried out for January 15, 2002. A production schedule is provided in Appendix A. Any modification of the production schedule will hâve to be approved by the two parties.

IN WITNESS WHEREOF, the parties signed this agreement, at the place and date above mentioned:

COMMISSION DES VALEURS MOBILIÈRES DU QUÉBEC
By:	/s/ Carmen Crepin Carmen Crépin
THE SUPPLIER
By:	/s/ Pierre Provost Pierre Provost

Commission des valeurs mobilières du Québec

PROFESIONNAL SERVICES AGREEMENT CS-77

Appendix A

Nature of the mandate

PROJECT 212-4 INTERACTIVE QUESTIONNAIRE GAME

(ONLINE AND OFFLINE, IN ENGLISH AND IN FRENCH)

Objectives

The objectives of the mandate are:

- Development of an online and offline interactive multimédia application (questionnaire game and animated character). This application will be bilingual;

- Development of a data consultation module.

Team

Under the responsibility of the SUPPLIER, the following people will take part in the realization of the project::

- Programming and intégration : Philippe Barsalou, Charles Deschênes, Jean Kiepura (CODE inc);

- Sound and graphie design : Pierre-Mathieu Fortin, Vincent Morisset, Dominic Turmel (Bongolem)

- Scénario : (Pure Cobalt inc.)

Concept (orientation)

The concept is developed starting from the symbolic logo of the COMMISSION (the Great Horned Owl) which represents perceptiveness, keeping watch day and night, safety, the quiet force, wisdom, knowledge, the expérience and the membership to the North-American and Québécois continent. Lastly, we find the Great Horned Owl in the wooded or semi-wooded areas. We thus suggest giving this majestic owl its natural habitat: the forest, and to give him the part of the forest ranger.

Initials of the parties:

CC
PP

The parallel between the forest and the securities sector is striking. On the one hand, both represent the adventure, the challenge, the possibility of finding new seams to be exploited (possibility of profits)... In addition, the forest and the securities sector also involve risks and dangers (to lose oneself, risk of wounds, forest tires, poachers, ravines...). This is why, to venture in the forest, it is necessary to be well prepared: hâve a detailed plan and chart, a compass, a fïrst aid kit and to hâve a qualified guide.

Because the COMMISSION has the rôle of regulating the industry and of protecting the investor, the Great Horned Owl is the idéal candidate to play the forest ranger for he symbolizes order and safety, guides and frames the visitors who venture in the forest, keeps watch day and night, he represents the person to seek in times of need and he continues to track the poachers.

The development of the animated character, of the questionnaire game's interface, and the scénario could establish a constant link between the securities sector, symbolized by the forest, and the commission, symbolized by the Great Horned Owl (forest ranger).

Game Séquence

Hère is a summary of the stages the player should hâve to go through:

- introduction of the game (animated character);

- beginning of questionnaire;

- periodical interventions by the animated character (during the game) :

- 2 interventions (right answer);

- 2 interventions (wrong answer);

- 1 intervention half-way (encouragement);

- conclusion / thanks (animated character);

- results and évaluation of knowledge :

Text and a short comment from the character;

- crédits (Logo and référence to the corporate présentation and web site of the COMMISSION).

Interactive Multimedia Application

Graphic design and production:

- interface development (graphic design, text formatting and ergonomics of interactiveness) ;

- design and animation of the character based on the COMMISSIONS logo.

- optional production of computer graphics for the HTML version of the game.

Sound design:

- création of a cohérent sound environment;

- recording of actors and sound editing (animated character).

Scénario:

- script création for the différent interventions of the character.

Initials of the parties:

CC
PP

Programming

Online and ofûine application

- multimédia intégration of ail the graphie and sound components;

- interactiveness dynamically adapted to the user's performance;

- administrative interface enabling the modification of the questionnaire;

- configuration of the offline host computer and installation of software;

- optional programming and intégration of the HTML version of the game.

Data consultation module

- design and création of the database which will compile the results;

- development of a data importing and compiling tool, data gathered during participation to the quiz;

- development of a user interface to produce data analysis graphs (with the possibility of varying the analysis parameters);

- training workshop on the use of the data consultation module.

Used Technologies (client-server)

Interactive Application:

- The interactive application (client half) will be developed on the Macromedia flash platform. The source files (.fia) will be given to the COMMISSION at the end of the mandate and the public files (.swf) will be compiled and provided to the COMMISSION with the purpose of installation on to the Web site of the COMMISSION and the computer used for the kiosk. The questions of the game will be provided to the interactive application via a Web server. The bi-directional communication between the Web server and the interactive application will allow:

- The dynamic retrieval of the game's questions;

- The recording unto the server of the answers to thèse questions.

- The server half of the interactive application will be developed by using the following technologies: Windows NT 4 or 2000, IIS (version usually used by the Web server of the COMMISSION), ASP (for the request pages), Microsoft Access (to safeguard the définitions of the questionnaires as well as the answers provided by the participants)..

Initials of the parties:

CC
PP

Administrative Applications:

- An administrative interface (ASP pages) will be developed allowing CVMQ représentatives to create and modify questionnaires.

- A multifunctional administrative module will be developed in order to consolidate data coming from différent servers, and to consult such data.

- A compilation module, written in Visual Basic, will allow an intelligent consolidation of the data coming from différent servers (kiosk, Web site, Intranet, etc). This application will examine the Access file used by the interactive application in order to carry out a centralized and nonredundant compilation of the data.

- A routine developed in VBA, controlling Excel, will make it possible via a user interface to generate multicriterion statistical graphs by using the function " Pivot Table Graph' of Ms-Excel. The nature and the number, as well as the variability of the criteria used remain to be determined with the COMMISSION représentative.

Initials of the parties:

CC
PP

Commission des valeurs mobilières du Québec

MODIFICATIONS TO THE PROFESSIONNAL SERVICES

AGREEMENT NUMBER CS77

BY the COMMISSION DES VALEURS MOBILIÈRES DU QUÉBEC, public law artificial person instituted by the Securities Act, (L.R.Q., chapter V-l.l), its head office located at 800, Square Victoria, 22nd floor, Montréal (Québec) H4Z 1G3, represented hereby by Carmen Crépin, solicitor, in her capacity of chairperson, and duly authorized by law, hereinafter the "COMMISSION";

AND BETWEEN

MADA MULTIMÉDIA, supplier, operating from 800 Square Victoria, P.O. Box 594 Montréal (Québec) H4Z 1J8 represented hereby by Mr. Pierre Provost, in his capacity of chief executive officer, and duly authorized, hereinafter the "SUPPLIER".

1. Concerned Agreement

1.1 The présent modification aims and forms an intégral part of the agreement of professional services number CS77, signed on November 29, 2001 between the COMMISSION and the SUPPLIER, called hereinafter: "AGREEMENT".

2. Amendment

2.1 The AGREEMENT is modified as follows:

a) We modify article 11. "Miscellaneous" as follows:

11.5 Except upon application of article 8, this agreement is authorized to be carried out for Mardi 1, 2002. A rough production schedule is provided in Appendix A, a future detailed calendar must be approved by the two parties. Any modification to the schedule or the calendar will have to be approved by the two parties.

b) Pages 11 and 12 of "Appendix A", are replaced by the following schedule:

Friday February 1 2002	The SUPPLIER hands in the French HTML Beta to the COMMISSION.
Monday February 4 2002	The COMMISSION delivers the two (2) computers at the SUPPLIER's.
Tuesday February 5 2002	The COMMISSION présents its comments on the French HTML Beta to the SUPPLIER.
Wednesday February 6 2002	The SUPPLIER hands in the Beta for the administrative module, installs it and runs tests at the COMMISSIONS.
Monday February 11 2002	The SUPPLIER hands in the English HTML Beta to the COMMISSION.
Tuesday February 12 2002	The COMMISSION présents its comments on the English HTML Beta to the SUPPLIER.
Wednesday February 13 2002	The SUPPLIER hands in the final versions of the English and French HTML and the COMMISSION présents its comments on the Beta for the administrative module to the SUPPLIER.
From February 11 to 18 2002	The SUPPLIER évaluâtes the computers (terminal), the configuration, and the corrections on the administrative module. The SUPPLIER delivers the final version of the administrative module.
From February 18 to 25 2002	The SUPPLIER intégrâtes and tests with the supplier Web Neo Media.
Monday February 25 2002	The SUPPLIER makes the final delivery

3. Miscellaneous

3.1 MADE and signed, in duplicate,

In Montréal, on the

/s/ Carmen Crepin
For the COMMISSION

In Montréal, on the

/s/ Pierre Provost
For the SUPPLIER